ARTICLES OF INCORPORATION
                                       OF
                           AMERICAN MUTUAL FUND, INC.
     THIS IS TO CERTIFY:
                                       I.
          I, the undersigned, James W. Ratzlaff, whose mailing address is 333 South Hope Street, Los Angeles, California, 90071, being at least 18 years of age, hereby form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations.
                                      II.
                                      NAME
          The Name of the corporation (hereinafter called the Corporation) is American Mutual Fund, Inc.
                                      III.
                              PURPOSES AND POWERS
          The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are as follows:
     (1) To conduct and carry on the business of an investment company of the general management type.
     (2) To hold, invest and reinvest its assets, and in connection therewith to hold part or all of its assets in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, sell, assign, negotiate, transfer, exchange, pledge, lend or otherwise dispose of or realize upon, securities (which term "securities" shall for the purposes of the Charter, without limitation of the generality hereof, be deemed to include any bonds, debentures, notes, certificates of deposit, mortgages, obligations, evidences of indebtedness, stocks, shares, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or in general any interest or instrument commonly known as a security) created, issued or guaranteed by any persons, firms, associations, corporations, syndicates, combinations, organizations, governments or political subdivisions, agencies or instrumentalities thereof; and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and/or enhancement in value of any and all of its assets.
     (3) To issues and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration (including, without limitation, securities) now or hereafter permitted by the laws of the State of Maryland and by the Charter, as its Board of Directors may determine.
     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of the State of Maryland and by the Charter.
     (5) To conduct its business at one or more offices in any part of the world, without restriction or limit as to extent.
     (6) To borrow or raise money for any purpose and from time to time draw, make, accept, endorse, execute, issue or assume promissory notes, drafts, bills of exchange and other negotiable and nonnegotiable instruments and evidences of indebtedness and to pledge or hypothecate the assets of the Corporation in connection therewith.
     (7) To consolidate or merge with, enter into a share exchange with, or acquire the assets of, any other company, whether incorporated or unincorporated, and to do all acts and things necessary or incidental to effectuate such consolidation, merger, share exchange or acquisition.
     (8) To carry out all or any of the foregoing objects and purposes as principal or agent, and alone or with associates or, to the extent now or hereafter permitted by the laws of the State of Maryland, as a member of, or as the owner or holder of any security of, or interest in, any firm, association, corporation, trust or syndicate; and in connection therewith to make or enter into such deeds or contracts with any persons, firms, associations, corporation, syndicates, governments or political subdivisions or agencies or instrumentalities thereof, and to do such acts and things and to exercise such powers, as a natural person could lawfully make, enter into, do or exercise.
     (9) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes or objects.
          The foregoing objects and purposes shall, except as otherwise expressly provided, be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and shall each be regarded as independent and construed as powers as well as objects and purposes, and the enumeration of specific purposes, objects and powers shall not be construed to limit or restrict in any manner the meaning of general terms or the general powers of the Corporation now or hereafter conferred by the laws of the State of Maryland, nor shall the expression of one thing be deemed to exclude another, though it be of like nature, not expressed; provided, however, that the Corporation shall not have power to carry on within the State of Maryland any business whatsoever the carrying on of which would preclude it from being classified as an ordinary business corporation under the laws of said State.
                                      IV.
                     PRINCIPAL OFFICE AND PLACE OF BUSINESS
          The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 32 South
Street, Baltimore, Maryland   21202.
          The Corporation's resident agent is The Corporation Trust Incorporated, whose post office address is 32 South Street, Baltimore, Maryland 21202. Said resident agent is a corporation of the State of Maryland.
                                       V.
                                 CAPITAL STOCK
     (1) The total number of shares of stock of all classes which the Corporation has authority to issue is five hundred million (500,000,000) shares of capital stock of the par value of of $1 each, all of one class hereby designated "Common Stock," and of the aggregate par value of five hundred million dollars ($500,000,000).
     (2) Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to received dividends.
     (3) All shares of Common Stock now or hereafter authorized shall be "subject to redemption" and "redeemable" in the sense used in the laws of the State of Maryland authorizing the formation of corporations, at the redemption price for any such shares, determined in the manner provided for the the Charter. In the absence of any specification as to the purposes for which shares of Common Stock are redeemed or repurchased by it, all shares so redeemed or repurchased shall be deemed to be "purchased for retirement" in the sense contemplated by the laws of the State of Maryland and the number of the authorized shares of the Common Stock shall not be reduced by the number of any shares redeemed or repurchased by it.
     (4) Subject to the provisions of law, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the board of Directors may deem advisable.
                                      VI.
                          DIRECTORS OF THE CORPORATION
     The number of directors of the Corporation shall be ten (10), and the names of those who shall act as such until the first annual meeting or until their successors are duly chosen and qualify are as follows:
           Eaton W. Ballard          James C. Greene
           H. Frederick Christie     Jon B. Lovelace, Jr.
           Martin Fenton, Jr.        Joseph B. Platt
           Marjorie Fisher           Samuel A. Pond
           James D. Fullerton        Allen E. Puckett
          However, the By-laws of the Corporation may fix the number of directors at a number greater or lesser than that named in the Charter and may authorize the Board of Directors, by the vote of a majority of the entire Board of Directors, to increase or decrease the number of directors fixed by the Charter or by the By-Laws within limits specified in the By-Laws and to fill the vacancies created by any such increase in the number of directors; provided that in no case shall the authorized number of directors be less than three
(3).  The directors of the corporation need not be stockholders of the
Corporation
                                      VII.
PROVISIONS FOR DEFINING,
LIMITING AND REGULATING CERTAIN
POWERS OF THE CORPORATION AND OF
 THE DIRECTORS AND STOCKHOLDERS
     (1) The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.
     (2) No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding.
     (3) Any contract, transaction or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purposes, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.
     (4) Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in the Charter.
     (5) The Corporation shall indemnify (a) its directors to the full extent provided by the general laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws; (b) its officers to the same extent it shall indemnify its directors; and
(c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.
     (6) In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of the Charter and of the By-Laws of the Corporation.
                                     VIII.
                           REPURCHASES AND REDEMPTION
     (1) The Corporation shall on the request of any registered owner of its shares redeem such shares, at the price, in the manner and on the terms and conditions set forth below:
           (a) The certificates for shares to be redeemed must be tendered to the Corporation or its designated agent for redemption during business hours on a day on which the New York Stock Exchange is open for a normal business day, at an office or offices designated by the Board of Directors for receipt of such tenders. The certificates must be properly endorsed and in proper form for transfer. Redemption of such shares by the Corporation is subject to such reasonable requirements as may be imposed by the Corporation or the Corporation's Transfer Agent. Shares tendered on business days on which such Exchange is not open for a normal business day will be considered to have been tendered on the next succeeding day on which such Exchange is open for a normal business day.
           (b) The redemption price of the shares shal be a sum equal to 100% of their net asset value as first determined subsequent to said tender, said determination of net asset value to be made in the manner and at the time hereinafter set forth.
           (c) The net asset value of the Corporation's shares, for the purpose of computing the offering price of the shares and the price at which the shares shall be redeemed by the Corporation, shall be determined as of the close of the New York Stock Exchange, or such other time as shall lawfully be set by the Board of Directors, in the following manner.
                (i) Securities owned by the Corporation shall be valued at market value or, in the absence of readily available market quotations, at fair value, both as determined in good faith by, or pursuant to methods approved by, the Board of Directors. In determining market value or fair value of some or all of the Corporation's securities, the Corporation may, but is not required to, use a securities pricing system or systems to the extent the Board of Directors deems appropriate, including, but not limited to, systems which seek to determine values of particular securities by various methods including evaluations from brokers or dealers, general market information or comparisons to the market values of other securities having varying characteristics of quality, yield, maturity and other factors.
                (ii) There shall be deducted from the total assets of the Corporation so determiend, the liabilities of the Corporation, including proper accruals of interest or taxes and other expense items, and reserves for contingent or undetermined liabilities.
                (iii) The net asset vlaue of the Corporation so obtained shall then be divided by the total number of shares outstanding (excluding treasury shares) and the result, rounded to the nearest cent, shall be the net asset value per share of Capital Stock.
           (d) The redemption price (100% of net asset value) shall be paid in cash or by check on current funds and shall be paid on or before the seventh day following the day on which shares are properly tendered for redemption.
           (e) Redemption is conditional upon the Corporation having funds legally available therefor.
           (f) The Corporation may at any time repurchase shares of its Capital Stock in the open market, or at private sale, or otherwise, out of funds legally available therefor, at a price based upon but not exceeding the net asset value last determined prior to the purchase at such times as may be established by the Board of Directors consistent with any applicable rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940, as amended.
           (g) The obligations set forth in this Article VII may be suspended for any period during which the New York Stock Exchange shall be closed other than for customary weekend and holiday closings or during which trading on such Exchange is restricted or during which an emergency exists as a result of which the disposal by the Corporation of securities owned by it is not reasonably practicable, or it is not reasonably practicable for the Corporation fairly to determine the value of its net assets, or for any period which may be permitted by the Securities and Exchange Commission or any successor governmental authority.
     (2) In addition, the shares of Capital Stock of the Corporation owned by any stockholder may be redeemed at net asset value by the Corporation without the consent or approval of such stockholder, if (a) the shares owned by such stockholder have a value (determined, for the purpose of this sentence only, as the greater of the stockholder's cost or the then net asset value of the shares, including the reinvestment of income dividends and capital gain distributions, if any) of less than $250 or (b) such stockholder owns less than ten (10) shares of Capital Stock of the Corporation, whenever in the judgment of the Board of Directors, the redemption of such shares is in the economic best interests of the Corporation, or necessary for the Corporation's business success and general welfare,in order to reduce disproportionate or unduly burdensome expenses, to achieve efficiencies in administration or to eliminate or reduce excessive expenditures or difficulties in servicing, accounting or reporting requirements with respect to the accounts of stockholders.
     (3) The right of the holder of shares of Capital Stock redeemed or repurchased by the Corporation as provided in this Article VII to receive dividends thereon and all other rights of such holder with respect to such shares shall forthwith cease and terminate from and after the time as of which the redemption or repurchase price of such shares has been determined, except the right of such holder to receive (a) the redemption or repurchase price of such shares from the Corporation or its designated agent and (b) any unpaid dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.
                                      IX.
                             DETERMINATION BINDING
     (1) Any determination made in good faith, so far as accounting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors as to (a) the amount of the assets, obligations or liabilities of the Corporation, (b) the amount of the net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, (c) the amount of any reserves or charges set up and the propriety thereof, (d) the time of or purpose for creating any reserves or charges, (e) the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), (f) the price or closing bid or asked price of any security owned or held by the Corporation, (g) the market value or fair value of any security or any other asset owned by the Corporation, (h) the number of shares of the Corporation outstanding or deemed to be outstanding, (i) the impracticability or impossibility of liquidating securities in orderly fashion, (j) the method of payment for any such shares repurchased or (k) any other matters relating to the issue, sale, redemption, repurchase, and/or other acquisition or disposition of securities or shares of the Capital Stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of any securities on "margin", a sale of any securities "short", or any underwriting of the sale of, or a participation in any underwriting or selling group in connection with the public distribution of, any securities, shall be final and conclusive, and shall be binding upon the Corporation and all holders of shares of its Capital Stock, past, present and future. Shares of the Capital Stock of the Corporation are issued and sold on the condition and understanding that any and allsuch determinations shall be binding as aforesaid.
     (2)  No provision of these Articles of Incorporation shall be effective to
(a) require a waiver of compliance with any provision of the Securities Act of 1933 or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder, or
(b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.
                                       X.
                              PERPETUAL EXISTENCE
          The Corporation shall have perpetual existence.
                                      XI.
                                   AMENDMENT
          From time to time any of the provisions of the Charter may be amended, altered or repealed (including any amendment which changes the terms of any of the outstanding stock by classification, reclassification or otherwise), upon the vote of the holders of a majority of the shares of Common Stock of the Corporation at the time outstanding and entitled to vote, and other provisions which might under the statutes of the State of Maryland at the time in force be lawfully contained in the Charter, may be added or inserted upon the vote of the holders of a majority of the shares of Capital Stock of the Corporation at the time outstanding and entitled to vote, and all rights at any time conferred upon the stockholders of the Corporation by these Articles of Incorporation are granted subject to the Provisions of this Article XI.
          The term "the Charter" as used herein and in the By-Laws of the Corporation shall be deemed to mean these Articles of Incorporation as from time to time amended and restated.
          IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 19th day of December, 1983.
WITNESS:
Robert S. Davies                    James W. Ratzlaff
Secretary                         Executive Vice President
State of California           )
                                        )  ss
County of Los Angeles   )
          On this 19th day of December, 1983, before me, Julie F. Brenner , a Notary Public in and for the County of Los Angeles, State of California, personally appeared this day, Robert S. Davies and James W. Ratzlaff, known to me to be the same persons who executed the foregoing instrument as Secretary and Executive Vice President on behalf of the Corporation herein named, and acknowledged to me that the Corporation executed it.
     WITNESS my hand and notorial seal.


                                          (Notary Public)
CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
AMERICAN MUTUAL FUND, INC.
     AMERICAN MUTUAL FUND, INC., a corporation organized and existing under and by virtue of the laws of the State of Maryland and having its principal office in the City of Baltimore in that State (the "Corporation"), does hereby certify:
     FIRST: The Articles of Incorporation of the Corporation are hereby amended in the following respect:
     1. Article V, Section (1) is hereby amended in its entirety to read as follows:
     "The total number of shares of stock of all classes which the Corporation has authority to issue is five hundred million (500,000,000) shares of capital stock of the par value of $1 each, all of one class hereby designated "Common Stock," and of the aggregate par value of five hundred million dollars ($500,000,000).
     SECOND: Said paragraph previously provided that the Corporation had the authority to issue one hundred fifty million (150,000,000) shares of the par value of $1 each, all of one class, and of the aggregate par value of one hundred fifty million dollars ($150,000,000).
     THIRD: The aforesaid amendment was declared advisable and approved by a majority of the entire Board of Directors of the Corporation at a meeting held on December 17, 1986.
     FOURTH: That thereafter, pursuant to resolution of the Board of Directors, the Annual Meeting of the Stockholders of said Corporation was duly called and held on February 18, 1987, upon notice, duly given, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
     FIFTH: The amendment of the Articles of Incorporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation.
     IN WITNESS WHEREOF, AMERICAN MUTUAL FUND, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its Secretary and its corporate seal to be affixed and attested by its Treasurer, and the said officers of the Corporation further also acknowledge said instrument to be the corporate act of the Corporation and state and certify under the penalty of perjury that to the best of their knowledge, information and belief, the matters and facts therein set forth with respect to authorization and approval thereof are true and correct in all material respects, all on February 18, 1987.
               AMERICAN MUTUAL FUND, INC.
(SEAL)
               By  /s/ Thomas E. Terry
                    Thomas E. Terry,
                    Vice President and Secretary
ATTEST:
/s/ Steven N. Kearsley
Steven N. Kearsley,
Treasurer
STATE OF CALIFORNIA  )
                     ) ss.
COUNTY OF LOS ANGELES)
     BE IT REMEMBERED that on the 6th day of March, 1987, personally came before me, a notary public in and for the county aforesaid, THOMAS E. TERRY, Vice President and Secretary of American Mutual Fund, Inc., a corporation of the State of Maryland, a party to the foregoing certificate, known to me personally to be such, and he, the said THOMAS E. TERRY, acknowledged said certificate to be his act and deed and the act and deed of said corporation; that the signatures of said Secretary and the Treasurer of said corporation to said certificate are in their own proper handwritings, respectively, and that the seal affixed to said certificate is the corporate seal of said corporation and that the signing, sealing, and acknowledgment of said certificate was duly authorized by its Board of Directors.
     IN WITNESS WHEREOF, I have hereunto set my hand and seal for the day and year aforesaid.

               Notary Public in and for said
                       County and State